Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-286174) of Allot Ltd., and

(2)
Registration Statements (Form S-8 Nos. 333-140701, 333-149237, 333-159306, 333-165144, 333-172492, 333-180770, 333-187406, 333-194833, 333-203028, 333-210420, 333-216893, 333-223838, 333-230391, 333-237405, 333-254298, 333-263767, 333-270903, 333-278607, 333-285268 and 333-294623) pertaining to the 2016 Incentive Compensation Plan (formerly the 2006 Incentive Compensation Plan) of Allot Ltd.;

of our reports dated March 26, 2026, with respect to the consolidated financial statements of Allot Ltd., and the effectiveness of internal control over financial reporting of Allot Ltd., included in this amendment No.1 to the Annual Report (Form 20-F/A) of Allot Ltd. for the year ended December 31, 2025.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel-Aviv, Israel
March 31, 2026